Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DOMINION MIDSTREAM PARTNERS, LP

This Certificate of Limited Partnership, dated March 11, 2014, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.	Name. The name of the Partnership is “Dominion Midstream Partners, LP”.

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.	General Partner. The name and the business, residence or mailing address of the general partner are:

Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23219

EXECUTED as of the date written first above.

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC, its general partner

	By:	/s/ Thomas F. Farrell II
	Name:	Thomas F. Farrell II
	Title:	Chief Executive Officer